EXHIBIT 10.2

OFFICE WAREHOUSE LEASE AGREEMENT

This lease agreement is made and entered into this __1__ day of _April 2019__, by and between __Mid Sky LLC_(**"Landlord"**)and __Right On Brands (RTON)______ (**"Tenant"**).

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain property (the **"Demised Premises"**), situated in the city of __Carrollton__, Dallas County, Texas. The address is __ 3235 Skylane Dr.__, Suite _127___ .

I. DESCRIPTIONS AND DEFINITIONS OF BASIC TERMS

Date of lease: April 1, 2019

Landlord address: c/o Cityspace Real Estate, Inc.
6301 Gaston Avenue Suite 530
Dallas, TX 75214
214-828-2700

Tenant permanent address: 1925 Century Park East #220, Los Angeles, CA 90067

Premises and Building address: 3235 Skylane Dr. Suite: 127
Carrollton, Texas 75006

Approximate Premises square footage: 5700

Tenant's Pro-Rata Share: 7.692%

Commencement Date: April 1, 2019

Term Expiration: March 31, 2022

Base Rent: $3800.00 per month

Initial monthly Common Area Fee: $59.00 per month

Security Deposit: $3859.00

Permitted Use: office and warehouse and Retail

Nature of Tenant's business: Food and Beverage Distributor

Parking spaces allowed: 11 actual and maximum required by City of Carrollton. If City of Carrollton requires more than 11 parking spaces for occupancy the lease will terminate immediately.

Late Charge: ten percent of the regular monthly rental amount not received by the 1st day of each month.

II. TERM/COMMENCEMENT OF LEASE

This lease shall be for a period of _3___ years and _0___months, commencing on April 1, 2019____ (the **"Commencement Date"**), and ending on _March 31, 2022___ (the **"Term Expiration"**).

Landlord shall not be liable to Tenant if Landlord fails to deliver possession of the Premises to Tenant on the Commencement Date. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this lease, or the obligations of Tenant under this lease; however, in such event, the Commencement Date shall be delayed until possession of the Premises is delivered to Tenant. In such event, the lease term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the lease on the last day of the applicable calendar month.

In the event the Commencement Date is a date other than the first day of the applicable calendar month, the term of this lease shall extend for the indicated number of months in addition to the remainder of the calendar month following the Commencement Date.

If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall be subject to all the provisions of this lease. Early occupancy of the Premises, however, shall not advance the Term Expiration. Tenant shall pay the "Base Rent" (as defined below) and all other charges specified in this lease during any such occupancy.

Tenant shall vacate the Premises upon the Term Expiration or earlier termination of this lease. Tenant shall reimburse Landlord for, and indemnify Landlord against, all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the Term Expiration or earlier termination of this lease, Tenant's continued occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by 50 percent.

III. RENT/SECURITY DEPOSIT/LATE CHARGE

Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction, or setoff, the sum of $__3800.00__ per month (**the "Base Rent"**), beginning on the Commencement Date, with a like payment **being due on the first day of each and every subsequent month** until _March 31, 2022_______. Payments should be mailed or otherwise delivered so as to be received by the Landlord on or before the due date and not merely deposited in the mail.

Note "Additional Rent" amounts described below in "Section XIV Utilities".

If the lease term commences or ends during a calendar month, the rent for any fractional calendar month following the Commencement Date, or preceding the Term Expiration will be at the existing rate before a rental rate escalation. The rent escalation will begin at the start of the next month.

Upon execution of this lease, Tenant shall deposit with Landlord a cash security deposit as indicated under the basic terms of this lease (the **"Security Deposit"**). Landlord may apply all or any portion of the Security Deposit to any unpaid rent or other charges due from Tenant, or to cure any other default by Tenant. If Landlord uses all or any portion of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten days after Landlord's written demand to Tenant. Tenant's failure to do so shall be deemed a material default under this lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. **The Security Deposit is not a prepayment of Tenant's monthly rent obligations, and may not be used by Tenant as such; it is expressly understood that said Security Deposit does not and shall not constitute Tenant's "last month's rent."** Upon any termination of this lease not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this lease, Landlord shall refund the remaining portion of the Security Deposit to Tenant.

The parties acknowledge that Tenant's failure to promptly pay sums due under this lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges which may be imposed on Landlord by any ground lease, deed of trust, or mortgage encumbering the Premises.

Therefore, if any sum due under this lease is not received by Landlord by the **first day of each month**, Tenant shall pay a **late charge** (aka "late fee") equal to **ten percent** of the regular monthly rent (including any CAM or NNN charges), with a minimum of $75.00. **The rent is late on the 2nd**. Payments received from Tenant will be applied first to any late charges and other charges due to the Landlord by the Tenant, and second to the rent. Therefore, if the Tenant carries a balance due from a previous month and fails to pay that amount along with his monthly rent, his check will be inadequate to pay for the rent the current month. Since less than the full rent will have been paid, another late charge will be due. Therefore the Tenant must pay all amounts due in order to pay his current rent in a timely manner. Otherwise **he will be assessed a late fee every month**. Landlord reserves the right to lock out tenants who allow this to happen.

If any check tendered in payment of any sum due from Tenant under this lease is returned for any reason, Tenant shall pay the above Late Charge for each day from the due date until the check is made good plus a $35.00 NSF check charge. The parties agree that

the Late Charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of any such late payment or returned check.

IV. PERSONAL AND REAL PROPERTY TAXES

Tenant shall pay and indemnify Landlord from any taxes measured or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, or other personal property located in the Premises, or leasehold improvements made in or to the Premises at Tenant's expense. Tenant will pay his pro-rata share of increases in property taxes and insurance at the property. The first year is the Tenant's "Base Year". Any increases will be the excess tax and insurance premium over the Base Year amounts. Landlord will bill Tenant for Tenant's share of property tax increase and Tenant will reimburse Landlord within 10 days or a late fee of 10% will be added. Failure to pay after 30 days will be an act of default. (Agreed upon repairs noted in attached listing –Exhibit A)

V. ACCEPTANCE OF PREMISES

The Tenant is responsible for securing his own occupancy permit from the city. Tenant warrants and represents that it has made a complete and thorough inspection of the Premises, and that the Premises are satisfactory for the use which Tenant intends, and that it is in satisfactory condition and repair. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises, or the suitability of the Premises for Tenant's intended use. Further, Landlord shall not be required to make any repairs or renovations as a condition to this lease unless specified in writing by the Landlord.

If while applying for a certificate of occupancy, the Tenant discovers that his intended use is not legally compatible with the zoning or comply other city requirements without major expense, Tenant may terminate this lease agreement within five business days of the lease execution, so long as the tenant has not moved into the space.

Tenant warrants and represents that it has made a complete and thorough inspection of the Premises, and that the Premises are satisfactory for the use which Tenant intends, and that it is in satisfactory condition and repair subject to repairs and improvements to be completed by Landlord at Landlords expense, as listed in Exhibit A if attached). The HVAC, electrical, and plumbing systems will be in good operating order. The space will meet city code requirements for the Tenant to obtain a Certificate of Occupancy for an ordinary office-warehouse.

However, if within 30 days of the Lease Commencement, Tenant discovers defects in the Premises and returns the Lease Inspection Form dated and signed to the Property Manager at the management company, Landlord will take appropriate action according to the terms of the Lease. If Tenant does not return the Suite Inspection Form executed and in a timely manner sent by certified mail return receipt or hand delivered), it will be understood by both parties that the demised premises are free of defect. Tenant then accepts the Demised Premises in "As is" condition.

Leases made during the cool or cold months do not allow a fair test of whether the air conditioning is working properly. Therefore, the inspection period for leases made in the cool season (October through April) is extended until June 15 of the first year of the lease.

VI. ALTERATIONS, IMPROVEMENTS, AND FIXTURES

Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent. This includes cables, fixtures, equipment, vents, pipes, and any fixtures requiring holes in the roof or exterior walls.

City approved plans, Architectural renderings attached. INITIALS: AP

If Landlord, in his sole discretion, determines that Tenant has improperly altered the space or is not maintaining the space, Tenant will pay to the Landlord an additional security deposit in an amount sufficient, in the Landlords sole opinion, to return the space to its original condition at the beginning of the lease. This amount will become part of the security deposit. Landlord may lock out the Tenant if the Tenant fails to comply.

Unless otherwise instructed by Landlord, all alterations, additions, or improvements made by Tenant shall become Landlord's property upon the Term Expiration. If Landlord elects removal, all alterations, additions, and improvements so designated by Landlord, and any other property placed in or upon the Premises by Tenant, shall be promptly removed upon the Term Expiration or earlier termination of this lease, and Tenant shall repair any damage to the Premises caused by said removal. **Any personal property not removed by Tenant upon the Term Expiration or earlier termination of this lease shall be considered abandoned by Tenant and shall become Landlord's property.**

Tenant may not repaint the interior other than the original color without written permission of the Landlord.

Tenant will not change out the locks without permission of Landlord. Any change in locks will result in a fee of $300.00 to the tenant. Magnetic locks are strictly prohibited. Failure to return the keys to the Landlord at the termination of the lease will result in a charge of $100.00 against the Tenant. It is mutually understood that rent continues to accrue until the keys are returned and Landlord is again in possession of the space.

VII. USE OF PROPERTY

Tenant may use the Premises only for the Permitted Use and Nature of Tenant's Business stated in the basic terms of this lease. Other use of the space without Landlord's written permission is an act of default by the Tenant.

Tenant agrees to update the Landlord's Rental Application and to keep the Landlord

informed (in writing) of any changes.

Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of hazards or nuisances in, upon, or connected with the Premises, all at Tenant's sole expense. Tenant shall obtain his own occupancy permit.

Tenant shall give written notice to Landlord at least 30 days prior to vacating the Premises, and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice, or to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and/or restoration. Tenant shall not use, or permit the use of, the Premises in any manner which may cause a cancellation of, or an increase in, the existing rates for fire, liability, extended coverage, or other insurance policies covering the Premises or the Building, or which insure Landlord for any liability in connection with owning the Premises and the Building.

Parking areas, walkways, and all other common areas of the Building are for the joint use of Tenant and the other tenants of the Building. Tenant and its officers, employees, agents, and invitees will use the common areas in a reasonable, orderly, and sanitary manner in cooperation with all other tenants and their officers, employees, agents, and invitees.

There is no outside storage. This includes vehicles, boats, trailers, furniture, inventory, materials, boxes, waste, pallets, or anything else belonging to you, your employees, or customers. The parking spaces are for transient use only; that is, the daily parking of registered and inspected cars, trucks, and occasionally a trailer being used in one's business as it is loaded or unloaded. No vehicle should be left outside overnight. No other items should be outside of the building. The "demised premises" described in the lease is the interior of the unit. The Landlord may assess the Tenant a penalty of $25.00 per day per occurrence and Tenant agrees to pay this penalty immediately upon demand. If Tenant does not remove any such prohibited items or vehicles, Landlord may have these things removed or towed at Tenant's expense.

Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local, and other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, **"Hazardous Materials"**). As used in this paragraph, Hazardous Materials shall include, but not be limited to, those materials identified in Tex. Rev. Civ. Stat. Ann. art. 4476-13 section 1(4) (Vernon Supp. 1987), as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and

any other governmental statutes, laws, ordinances, rules, regulations, and precautions. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant's indemnification of Landlord pursuant to this Lease shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials, nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials, shall excuse Tenant from Tenant's obligation of indemnification.

VIII. LIABILITY

Landlord shall not be liable to Tenant, Tenant's patrons, customers, agents, or employees, or to any third party, whether trespasser, invitee, licensee, visitor, or otherwise, for any damage, injury, or loss caused by or resulting from any act or omission of Tenant, Tenant's patrons, customers, agents, or employees, any third party on the Premises, or any other tenant at the Building or their patrons, customers, agents, or employees.

Landlord shall not be liable for any damage or injury to the person, business (or any loss of income), goods, wares, merchandise, or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas, or rain, (b) the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures, or any other cause, (c) conditions arising on or about the Premises or upon other portions of the Building, or from other sources or places, or (d) any act or omission of any other tenant of the Building. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant.

Tenant shall hold Landlord harmless against all claims, losses, and damages referred to in this paragraph, or arising from the events and conditions described above, and shall indemnify Landlord for all expenses, including legal and attorneys' fees, judgments, recoveries, and settlement costs and amounts incurred by Landlord as a result of such claims, losses, or damages.

All property stored or maintained by Tenant on the Premises or in the Building shall be at Tenant's sole risk.

IX. TENANT'S INSURANCE

Tenant insures his property against loss and shall maintain in full force and effect and shall timely pay all premiums for commercial general liability insurance protecting both Landlord and Tenant against losses from claims by third parties for injury, property damage, or other loss arising from the operation, maintenance, occupancy, use, and patronage of the Premises. Said insurance shall provide coverage for demised premises less than **7,500 sq. ft: $2,000,000 General Aggregate liability, $100,000 Property Damage, and $10,000 Medical Expense. Coverage for demised premises of 7,500 or more square feet. is the same as for the under-7500 sq. ft. spaces, except the General Aggregate liability insurance will be a minimum of 3,000,000 of coverage.** These coverage levels may be subject to periodic increases based upon inflation, increased liability awards, recommendations of professional insurance advisors, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability, nor relieve Tenant of any obligation under the terms of this lease.

The insurance referred to in the paragraph above shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions contained within article VIII of this lease. The policy shall contain a provision which prohibits cancellation or modification of the policy except upon 30 days' prior written notice to Landlord. **Said insurance policy shall specifically name Landlord as an additional insured on the policy, and Tenant shall deliver to Landlord a photocopy of the insurance policy and certificate (or the current ACORD form) prior to the Commencement Date of this lease and to continue to maintain such insurance and to provide Landlord proof of such insurance during the entire term of the lease**. Tenant further covenants to furnish complete photocopies of all amendments, binders, and riders to Landlord immediately upon receipt of same or when same become effective, whichever first occurs.

Should Tenant fail to provide the insurance referred to above, or should Tenant fail to timely pay any premium or premium installment for insurance, or in the event Tenant fails to pay any increase in premium required, then in any of these events, Landlord shall have the right, but not the obligation, to provide such insurance or pay such premium, premium installment, or increase in premium. Tenant shall promptly reimburse Landlord for the cost of such insurance coverage, premium installment, or premium increase, which costs shall be collectible as additional rent.

X. WAIVER OF SUBROGATION

Landlord and Tenant agree that, in the event of loss due to any of the perils for which they have agreed to provide insurance, each party shall look solely to its insurance carrier for recovery. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the Premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

XI. DAMAGE OR DESTRUCTION

Tenant shall give immediate written notice to Landlord of any damage caused to or suffered by the Premises as a result of fire, hail, flood, windstorm, extended coverage risks, earthquake, natural disaster, vandalism, acts of God, malicious mischief, or other casualty.

If the Building should be damaged by fire, tornado, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within 180 days from the date Landlord receives written notification by Tenant of the happening of the damage, this lease shall not terminate, but Landlord shall, at its sole cost and risk, proceed immediately and use reasonable diligence to rebuild or repair the Building or other improvements (other than leasehold improvements made by Tenant or any assignee, subtenant, or other occupant of the Premises) to substantially the condition in which they existed prior to the damage.

If the Building should be substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within 180 days from the date Landlord receives written notification by Tenant of the damage to the Premises, Landlord shall have the option to terminate the lease, and if so terminated, rent shall be abated for the unexpired portion of the lease, effective from the date of receipt by Landlord of written notification of the damage. If the lease is not terminated, the Building and the improvements shall be rebuilt or repaired and the rent abated to the extent provided under the preceding paragraph.

XII. REPAIRS AND MAINTENANCE

Subject to the preceding article regarding damage or destruction, and except for damages caused by Tenant, its agents, or invitees, **Landlord shall** keep in good condition and repair and maintain the foundation and structural portions of the exterior walls and roof of the Building. Landlord shall additionally be responsible for and perform the landscape maintenance at the Building on a regular basis so as to maintain the Building in a neat and clean appearance. Except as set forth within this paragraph, Landlord shall have no obligation or duty to improve, alter, repair, or maintain the Premises.

Except for Landlord's obligations and duties set forth above, **Tenant shall, at Tenant's sole cost and expense, maintain the Demised Premises in good condition and repair, including, but not limited to, all plumbing, electrical, and mechanical connections and outlets, all interior and exterior doors, windows and glass, and all service areas and mechanical rooms. Tenant shall cause to be maintained, at its expense, in good operating condition and repair, all heating, ventilating, and air-conditioning equipment ("HVAC") installed in or utilized by the Premises.** Tenant

shall perform all maintenance and perform all repairs on the Premises, and shall replace such portions of the Premises as may be necessary to maintain the Premises and all parts of such Premises in good condition, order, and repair. Tenant shall additionally cause all trash and debris associated with its use of the Premises to be collected and disposed of on a regular basis. Any waste containers placed in, on, or about the Premises by Tenant shall be situated in such a manner as to not distract from the appearance of the Building, block any roadway or parking, or to cause any nuisance to any other tenant of the Building. If Tenant fails to perform such maintenance, Landlord may, but shall not be obligated to, enter the Premises and put it in good condition, and Landlord's costs and expenses for such maintenance shall be immediately due and payable as additional rent.

Tenant agrees to either :

(1.) obtain and maintain at Tenant's own cost a service contract for the HVAC and to provide a proof of such service contract to the Landlord annually.

(2.) Have the HVAC system serviced annually and provide proof of such service to the Landlord.

Otherwise, Landlord may order either of these services and Tenant will reimburse the landlord for the cost plus pay the Landlord a 30% administrative fee.

Tenant also agrees regularly to change or have changed the A/C filters. Landlord may inspect for this compliance as needed. If the filters have not been changed, Landlord can have them changed and Tenant will pay Landlord $35.00 for each filter replaced.

Failure of the Tenant to maintain the HVAC as specified above will cause the Tenant to assume full responsibility for the full cost of the repair or replacement of any complete or whole systems should they fail. Failure to maintain the HVAC as specified above is just cause for the Landlord to retain the entire security deposit of the Tenant.

XIII. CONDEMNATION

Eminent domain proceedings resulting in the condemnation of a part of the Premises that leave the rest usable by Tenant for purposes of the business for which the Premises are leased will not terminate this lease, unless Landlord at its option terminates by giving written notice of termination to Tenant. The effect of such condemnation, should such option not be exercised, will be to terminate the lease as to the portion of the Premises condemned, and the lease shall remain in effect as to the remainder of the Premises. Tenant's rental for the remainder of the lease term shall in such case be reduced by the amount that the usefulness of the Premises to Tenant for its business purposes is reduced. All compensation awarded in the eminent domain proceeding as a result of such condemnation shall accrue to Landlord. Tenant hereby assigns and transfers to Landlord any claim Tenant may have to compensation for damages as a result of such condemnation.

XIV. UTILITIES

Common Area Fees: Tenant will pay his pro-rata share of the water, sewer, dumpster, mowing, and landscape maintenance, exterior lighting, and any other common area amenities and maintenance based on the total rented space (excluding "dead" storage) in the building. The tenant will reimburse the Landlord for these expenses each month. Tenants using more than their share (based on pro-rata share) of any common area expenses will pay for the excess. Any tenant who allows a water leak or running toilet in his space will be responsible for the excess amount of the water/sewer bill as determined by the Landlord. If any utility is individually metered at the property and Tenant pays the utility company directly for that service, that utility will not be included in this computation. House lights, irrigation and storm water fees may still be included, however, even if water and/or electricity to the Tenant's unit is separate. These Common Area fees and maintenance costs are to be regarded as Additional Rent.

If Landlord finds it more practical, Tenant might be billed a fixed estimated amount each month which will be reconciled to his actual pro-rata share of the utility once a year, with a charge or credit to his account balance. Tenant will be billed for his share monthly, quarterly, or annually, as the Landlord finds most practical.

Tenant will also be billed for his share of the exterior maintenance, landscaping, shared trash collection, regular and special clean-up of the property. These amounts will be billed along with the utilities, and both charges will be considered as additional rent. Failure to pay these amounts defined in this section of the Lease is a lease default by the Tenant, and Tenant will be subject to the Lock-out provisions stated elsewhere.

If Tenant is discovered to have a water leak in his Premises resulting in an excessively high water bill (usually a running toilet), Tenant will reimburse Landlord for the excess for the cost of the high bill(s) in excess of the average of the last three month's water bills. Any Tenant using more than a normal amount of any utility will pay for the excess.

XV. ASSIGNMENT OR SUBLEASE

Tenant shall not, without the prior written consent of Landlord, assign this lease or sublet the Premises, or any portion of the Premises. Any assignment or subletting shall be expressly subject to all terms and provisions of this lease, including the provisions pertaining to the use of the Premises, and shall be at Landlord's sole and absolute discretion. In the event of any assignment or subletting, Tenant shall remain fully liable for the performance of all Tenant's obligations under this lease. Tenant shall not assign its rights under this lease or sublet the Premises without first obtaining a written agreement from the proposed assignee or sub lessee, and approved by Landlord, whereby the assignee or sub lessee agrees to be bound by the terms of this lease. No assignment or subletting, even with consent from Landlord, shall constitute a novation of this lease.

XVI. RIGHT OF ENTRY

In addition to the rights of entry and access provided below, Landlord and Landlord's agents or representatives may at any reasonable time during business hours enter upon the Premises, with workers and material, if necessary, for the purpose of 1) making repairs required or allowed to be made by Landlord, 2) making an inspection of the Premises, 3) determining Tenant's use of the Premises, 4) determining if an act of default under this lease has occurred, 5) showing the Premises to prospective purchasers, lessees, or lenders, or 6) for any other reasonable purpose.

XVII. LANDLORD'S LIEN

1. IF THE RENT IS LATE AND THE TENANT HAS PREVIOUSLY BEEN LATE PAYING HIS RENT, LANDLORD MAY, IN ADDITION TO HIS OTHER REMEDIES, ENTER THE SPACE WITHOUT NOTICE, CHANGE THE LOCKS, AND RETAIN POSSESSION OF THE SPACE AND/OR ITS CONTENTS UNTIL THE AMOUNTS OWED THE LANDLORD ARE PAID, OR OTHER ARRANGEMENTS ACCEPTABLE TO THE LANDLORD ARE MADE. **RENT CONTINUES TO ACCRUE DURING THE PERIOD OF THE LOCKOUT. TENANT HEREBY INDEMIFIES THE LANDLORD AGAINST ANY LOSSES RESULTING FROM THE LOCKOUT. SHOULD THE LANDLORD LOCK HIM OUT, TENANT AGREES TO PAY A LOCKOUT FEE OF $400.00 AT THE TIME OF RE-ENTRY TO COVER LANDLORD'S EXPENSES. TENANT WILL PAY A $400.00 SALE FEE SHOULD LANDLORD'S SALE BE INITIATED DUE TO LOCKOUT.**

IN ADDITION TO THE CONSTITUTIONAL AND STATUTORY LIENS GRANTED BY LAW, LANDLORD SHALL HAVE A CONTRACTUAL LIEN FOR ALL RENTALS AND OTHER SUMS OF MONEY OWED BY TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, AND OTHER PERSONAL PROPERTY OF TENANT NOW OR SUBSEQUENTLY LOCATED ON THE PREMISES, AND SAME SHALL NOT BE REMOVED UNTIL ALL RENT AND ALL OTHER SUMS OF MONEY DUE LANDLORD BY TENANT SHALL HAVE BEEN PAID AND DISCHARGED. UPON DEFAULT BY TENANT, LANDLORD MAY, IN ADDITION TO ANY OTHER REMEDY PROVIDED IN THIS AGREEMENT, ENTER UPON THE PREMISES AND TAKE POSSESSION OF ALL SUCH PROPERTY SITUATED ON THE PREMISES WITHOUT LIABILITY FOR TRESPASS OR CONVERSION, AND SUCH PROPERTY MAY BE SOLD BY LANDLORD WITH OR WITHOUT NOTICE AT A PUBLIC OR PRIVATE SALE OR AUCTION, IN ANY COMMERCIALLY REASONABLE MANNER, WITH OR WITHOUT HAVING SUCH PROPERTY PRESENT, AND WITH OR WITHOUT NOTICE TO ANY PARTY, INCLUDING TENANT OR ITS AGENTS OR ASSIGNS, AND APPLY THE PROCEEDS, LESS ANY EXPENSES CONNECTED WITH THE TAKING OF POSSESSION AND SALE, AS A CREDIT AGAINST ANY AMOUNTS DUE LANDLORD BY TENANT.

UNLESS OTHERWISE REQUIRED BY LAW, NOTICE TO TENANT OF SUCH SALE SHALL BE DEEMED SUFFICIENT IF GIVEN IN THE MANNER PRESCRIBED IN THIS LEASE AT LEAST TEN DAYS PRIOR TO THE TIME OF SALE. ANY PUBLIC SALE MADE UNDER THIS ARTICLE SHALL BE DEEMED TO HAVE BEEN CONDUCTED IN A COMMERCIALLY REASONABLE MANNER IF HELD ON THE PREMISES, OR WHERE THE

PREMISES IS LOCATED, AND THE TIME, PLACE, METHOD OF SALE, AND A GENERAL DESCRIPTION OF THE TYPES OF PROPERTY TO BE SOLD HAVE BEEN ADVERTISED IN A DAILY NEWSPAPER PUBLISHED IN THE TEXAS COUNTY WHERE THE PROPERTY IS LOCATED, FOR FIVE CONSECUTIVE DAYS PRIOR TO THE DATE OF SALE. LANDLORD OR ITS ASSIGNS MAY PURCHASE THE PROPERTY AT A PUBLIC SALE AND, UNLESS PROHIBITED BY LAW, AT A PRIVATE SALE. ANY SURPLUS PROCEEDS FROM SUCH SALE SHALL BE PAID TO TENANT OR AS OTHERWISE REQUIRED BY LAW. TENANT SHALL PAY ANY DEFICIENCIES EXISTING AFTER APPLICATION OF THE PROCEEDS OF SUCH SALE IMMEDIATELY TO LANDLORD. UPON REQUEST BY LANDLORD, TENANT AGREES TO EXECUTE AND DELIVER TO LANDLORD A FINANCING STATEMENT IN FORM SUFFICIENT TO PERFECT THE SECURITY INTEREST OF LANDLORD IN THE ABOVE-MENTIONED PROPERTY AND PROCEEDS OF SAID PROPERTY, UNDER THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE AS ADOPTED BY AND IN FORCE IN THE STATE OF TEXAS. IF TENANT FAILS TO DELIVER A FINANCING STATEMENT TO LANDLORD WITHIN TEN DAYS AFTER A WRITTEN REQUEST, LANDLORD MAY, AS TENANT'S ATTORNEY IN FACT, EXECUTE A FINANCING STATEMENT ON BEHALF OF TENANT AND FILE THE SAME. THE STATUTORY LIEN FOR RENT IS EXPRESSLY RESERVED. THE SECURITY INTEREST GRANTED BY THIS LEASE IS IN ADDITION AND SUPPLEMENTARY TO SAID STATUTORY LIEN.

XVIII. DEFAULT

Tenant shall be in default upon the occurrence of any of the following events:

(a) Tenant shall fail to pay any portion or any installment of rent, whether Base Rent or additional rent, when due; or

(b) Tenant shall fail to perform or comply with or shall violate any provision of this lease agreement, and such failure of performance or noncompliance or violation shall continue for 15 days after Landlord has given written notice of same to Tenant; or

(c) Tenant shall become insolvent or shall make a transfer of the bulk of its assets or a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors; or

(d) Tenant shall file or consent or acquiesce to the filing of a petition in bankruptcy, or a petition seeking postponement or relief of indebtedness under the federal bankruptcy laws, or under the laws of the United States or of any state; or

(e) Tenant shall file or consent or acquiesce to the filing of a request for the appointment of a trustee or receiver for all or any portion of its property; or

(f) a petition or request for relief shall be filed against Tenant in any court of the United States or in any state seeking relief in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency proceeding, or under any plan for the cancellation, postponement, or adjustment of indebtedness, which petition or request for relief shall not be consented or acquiesced to by Tenant, as the case may be, and subsequently said

petition or request shall be approved or granted or Tenant shall be adjudicated bankrupt or such proceedings shall not be dismissed or vacated within 30 days after filing; or

(g) Tenant shall abandon all or a substantial portion of the Premises; or

(h) Tenant shall make an assignment or sublease of the Premises without the consent of Landlord; or

(i) Tenant or its agents or employees shall be convicted of a criminal violation of law for conduct allegedly occurring on the Premises.

(j) Tenant is found to be operating a type of business other than that specified in this lease or engaged in illegal activity. Tenant is violating the fire, zoning, building, or municipal codes. Tenant or others are found to be living in the space. Animals may not be left in the space overnight.

(k) Tenant has materially altered or repainted the space without written permission of the Landlord. Tenant alters the space, Landlord request additional security deposit, and Tenant fails to pay additional security deposit.

(l) Tenant fails to maintain his HVAC system and/or to maintain liability insurance as required by the Lease.

XIX. REMEDIES

Upon the occurrence of an event of default, as delineated in article XVIII above, Landlord shall have the option of pursuing one or more of the following remedies:

(a) accelerate payment of the remaining rent installments due under the terms of this lease or any extension of this lease, which shall, in said event, immediately become due and payable in full to Landlord; and

(b) terminate this lease and re-enter the Premises pursuant to the article below; and

(c) re-enter and repossess the Premises and relet and receive rent for the Premises, in which case Tenant shall pay Landlord an amount equal to any deficiency that may arise between the total rent which Landlord would have received from Tenant had Tenant remained on the Premises until the end of the term and paid rent, and the rent actually received by Landlord for the Premises during the term of this lease, both from Tenant and from such parties as may lease the Premises following termination; and

(d) re-enter and repossess the Premises and collect from Tenant, as agreed, liquidated, final damages, all rent and other charges which have been payable by Tenant to Landlord during the term of this lease, less the fair rental value of the Premises during the remainder of said term.

(e) In the event of repeated delinquencies, Tenant, at Landlord's request, will do all that is necessary for the Landlord to perfect his UCC lien and will provide Landlord with a current financial statement and updated credit application. In the event of a Landlord's sale, landlord will charge a fee of twenty percent of the proceeds or actual cost of auctioneer and/or disposal whichever is greater. If the space is abandoned, Landlord may freely dispose of any remaining goods ten days after the Tenant is sent written notice.

Landlord's pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this lease or any other remedies provided by law. Should Tenant default under terms of this Lease, Tenant will be held liable for reimbursement to the Landlord for any Broker's commissions paid by the Landlord to obtain the lease.

XX. TERMINATION AND RE-ENTRY

In the event this lease is terminated in accordance with any provision of this lease permitting such termination, Tenant shall immediately surrender the Premises to Landlord. Should Tenant fail to surrender the Premises, Landlord shall have the right to re-enter the Premises as provided below.

In the event Landlord is permitted to make re-entry upon the Premises under the terms of this lease, then Landlord or its agents or employees may at any subsequent time enter upon and repossess the Premises and expel and remove by force, if necessary, Tenant, its agents, employees, subtenants, invitees, licensees, and concessionaires, if any, and third parties, together with any property found in the Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of land and tenements held over by Tenant, including the proceeding of forcible entry and detainer. Tenant waives, to the extent permissible, any right to service of notice to re-enter as may be provided by present or future law. Landlord and its agents shall not be subject to prosecution or liability as a result of said entry or repossession, and Tenant shall compensate Landlord for its reasonable expenses of making such entry and repossession.

If the lease continues without written renewal after the specified lease term, the Lease and all of the Rules and Regulations will continue to apply. Termination, other than those specified elsewhere in the lease, will occur only after one party gives 30 days written notice to the other party.

Should Tenant default under the terms of the lease, Tenant will be held liable for reimbursement to Landlord for any Agent commissions paid on behalf of Tenant by the Landlord in conjunction with this lease.

XXI. WAIVER OF DEFAULT

No waiver of any default or breach of any term of this lease agreement, or failure or delay in enforcing same, shall constitute a waiver of any subsequent default or breach of the same or any other term.

XXII. LIMITATION OF LANDLORD'S LIABILITY

As used in this lease, the term "Landlord" shall mean only the current owner or owners of the fee title to the Premises, or the leasehold estate under a ground lease to the Premises, at the applicable time. Each Landlord shall be obligated to perform the obligations of Landlord under this lease only during the time that the particular Landlord holds or own such interest or title. Any Landlord who transfers his, her, or its title or interest shall be relieved of all liability with respect to the obligations of Landlord under this lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant, and the Security Deposit, if the funds have not yet otherwise been applied under the terms of this lease. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this lease to Landlord, and to any ground lessor, mortgagee, or beneficiary under any deed of trust encumbering the Premises whose name and address shall have been furnished to Tenant in writing. Landlord shall not be considered in default under the terms of this lease unless Landlord fails to cure the default within 30 days after receipt of Tenant's notice. However, if the default requires more than 30 days to cure, Landlord shall not be in default if such cure is commenced within the 30-day period, and if Landlord further diligently pursues said cure to completion.

Landlord shall not be required to perform any obligation under the terms of this lease agreement, or be liable or responsible for any loss or damage resulting from its failure to perform, so long as performance is delayed or prevented by force majeure, acts of God, strikes, lockouts, material or labor shortages, embargo, civil riot, war, revolution, rebellion, civil war, insurrection, flood, natural disaster, and any other cause not reasonably within the control of Landlord.

Notwithstanding anything to the contrary set forth in this lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord with respect to any of the terms, covenants, and conditions of this lease, and Tenant shall look solely to the equity, if any, of Landlord in the Premises and the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants, and conditions of this lease to be performed by Landlord; such exculpation of personal liability is absolute and without any exception whatsoever, and no other property or assets of Landlord shall be subject to levy, execution, or other enforceable procedure for the satisfaction of Tenant's remedies.

XXIII. PROTECTION OF LENDERS

Landlord shall have the right to subordinate this lease to any ground lease, deed of trust, or mortgage encumbering the Premises, and any renewals, modifications, consolidations, replacements, or extensions of said instruments, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the lease term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this lease and is not otherwise in default. If any ground lessor, beneficiary, or

mortgagee elects to have this lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice to Tenant, this lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this lease is dated prior or subsequent to the date of the ground lease, deed of trust, or mortgage, or the date of recording of such instrument.

If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of, or successor to, Landlord's interest in the Premises, and recognize the transferee or successor as Landlord under this lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this lease or surrender possession of the Premises upon such a transfer.

XXIV. RULES AND REGULATIONS

Tenant and its officers, employees, agents, and invitees will comply fully with all Building rules and regulations. These rules and regulations are hereby incorporated into this lease for all intents and purposes as if fully set forth at length verbatim. Landlord at all times during the term of this lease may make reasonable changes, additions, or deletions to these rules and regulations to ensure or enhance the safety, care, cleanliness, maintenance, or preservation of the Building and related facilities and the Premises, and to preserve good order in and on the Building and its related facilities. Tenant and its officers, employees, agents, and invitees will be bound by any such changes, additions, or deletions to the rules and regulations upon receipt from Landlord of written notice of the change, addition, or deletion. Tenant is responsible for compliance by its officers, employees, agents, and invitees with all such rules and regulations.

XXV. HOLDOVER BY TENANT

If Tenant remains in possession of the Premises, or any part of the Premises, after the Term Expiration with the consent of Landlord, such occupancy shall be a tenancy from month to month upon all of the terms of this lease, except that the monthly rent payable by Tenant during such holdover period shall be equal to 150 percent of the Base Rent in effect immediately prior to the Term Expiration.

XXVI. SIGNAGE

Tenant must get prior written approval of any signs erected outside of his space of visible through the windows. Tenant may advertise its business with the existing signs at the Premises. However, Tenant's signage shall not be altered or changed, and no additional signs shall be installed at the Premises, without Tenant first obtaining Landlord's approval and written consent. Any sign installed in violation of this provision shall be removed by Tenant upon demand by Landlord. If Tenant fails to remove the sign within 30 days of written notification, Landlord may have the sign removed at Tenant's expense.

XXVII. PARKING

The number of parking spaces Landlord shall assign to Tenant is specified in Section I. Descriptions and Definitions of Basic Terms" on the first page of this lease. Tenant may park in spaces at the front of or adjacent to the Tenant's Premises. Parking is for the use of Tenant and its employees, customers and invitees. Tenants will avoid parking directly in front of other tenant's spaces or in such a way as to interfere with another tenant's ingress or egress, or in such a way as inconveniences the other tenant. Tenants will show courtesy and consideration towards other tenants and their associates.

There is no outside storage of vehicles at the property. This includes automobiles, boats, trucks, trailers, or any other kind of vehicle. All vehicles must be currently registered and in operating condition. The parking spaces are for transient use only; that is, the daily parking of registered and operating cars, trucks, and occasionally a trailer being used in one's business as it is loaded or unloaded. No vehicle should be left outside overnight. The "demised premises" described in the lease is only the interior of your unit.

Vehicles of the Tenant, which for these purposes include his own vehicles and those of his employees ,customers, visitors, and any others associated with the Tenant, in excess of the allowed number **will be towed by the Landlord at the Tenant's expense**, which expense includes towing and storage charges as well as a $100.00 penalty payable to the Landlord. Excess vehicles of the Tenant, or vehicles not allowed or properly licensed (must have current license plate), registered, or inspected will be towed and may also result in **a $25.00 charge to the Tenant per excess vehicle per day**. Be aware this amount can mount quickly. All vehicles parked outside must be currently registered and inspected (this is also a requirement of the city code). Also, Tenant's vehicles parked outside must not have significant visible damage (e.g – missing or damaged bodywork, extensive rust,broken windows, etc) or flat tires. Vehicles with broken windows or flat tires or wrecked are considered abandoned and will be tagged and towed within 24 hours. These rules are meant to protect your parking from the negligence of others.

If Tenant does not remove any such prohibited items or vehicles, Landlord may have these things removed or towed at Tenant's expense. Landlord has the right to tow any unauthorized vehicles at Tenant's expense plus charge the Tenant an administrative fee equaling 20% of the towing charge or $100.00 Cityspace Real Estate Charge.

XXVIII. MISCELLANEOUS

During the final 90 days of this lease, Landlord shall have the right to display customary signs advertising the Premises for lease, and upon reasonable notice, shall be permitted to enter upon the Premises for the purpose of showing the Premises to perspective tenants.

Tenant will contact Landlord and its agents for permission and assistance in subleasing the space if needed. Tenant should not place any signs or banners upon the

premises. Administrative fees will apply.

If on account of any breach or default by Tenant of its obligations, Landlord shall employ an attorney to enforce or defend any of Landlord's rights or remedies, Tenant agrees to pay any reasonable attorneys' fees and expenses incurred by Landlord in connection with such breach or default.

This lease agreement shall apply to, inure to the benefit of, and be binding upon the parties and their respective successors, heirs, legal representatives, and assigns, except as may otherwise be provided in this agreement Landlord expressly shall have the right to assign any of its rights and obligations under this lease.

All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provisions of this lease or its acceptance of rent shall not be considered a waiver, and shall not prevent Landlord from enforcing that provision or any other provision of this lease in the future. No statement on a payment check from Tenant, or in a letter accompanying a payment check, shall be binding upon Landlord. Landlord may, with or without notice to Tenant, negotiate the check without being bound by the conditions of the statement.

A determination by a court of competent jurisdiction that any provision of this lease, or any portion of the lease, is illegal or unenforceable shall not cancel or invalidate the remainder of the provision or this lease, and the remainder of the lease shall remain in full force and effect.

All parties signing this lease as Tenants shall be jointly and severally liable for all obligations of Tenant.

This lease, together with any other written instruments referred to in this lease, is the entire agreement of Landlord and Tenant, and there are, and were, no oral representations, understandings, stipulations, agreements, or promises pertaining to this lease which have not been incorporated in writing. This lease may be modified or amended only in writing duly executed by both Landlord and Tenant.

This lease agreement shall be construed under the laws of the State of Texas, and all obligations of this lease agreement shall be performable in the Texas county where the property is located.

All rent required to be paid by Tenant shall be paid to Landlord at the address article I above, or at such other address as Landlord may specify from time to time in writing.

Any notice or document required or permitted to be delivered by this lease shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in article I. Any party to this lease may change its notice address upon written notice to the other party in conformance with this paragraph.

XXIX. RULES AND REGULATIONS

The rules and regulations are designed to maintain order and to allow each Tenant to obtain the most benefit from his occupancy without being inconvenienced by other Tenants or others. These rules and regulations are subject to change from time to time by the Landlord, who will give written notice to the Tenant. The rules and regulations are have also been made a part of this lease in order to protect the Landlord's and Tenants' property.

XXX. UNCOOPERATIVE TENANTS

Tenants who repeatedly violate the terms of the Lease and/or the Rules and Regulations, or who chronically pays his rent late may have his or her Lease terminated by the Landlord at any time. After Landlord gives Tenant written notice of termination, Tenant will immediately vacate the space and the security deposit will be forfeited. Tenant will continue to be financially responsible to the Landlord for any past due amounts or damage to the space or common area. If Tenant has not vacated the space in ten days from the date of the termination letter, Landlord may enter the space, change the locks, and hold the property until a Landlord's sale may be arranged. Landlord may charge the Tenant $25.00 per day for violation of the Lease or Rules and Regulations.

In the event of repeated delinquencies in the payment of rent, Tenant, at Landlord's request, will do all that is necessary to perfect his UCC lien and to provide Landlord with an accurate and current financial statement.

In the event of a Landlord's Sale, Landlord will charge an administrative fee of 30% of the net proceeds (net of the auctioneer's fee and other out of pocket expenses).

Addendums: (if checked)

__X__ Exhibit A

__X__Free Rent Addendum

Landlord to make the suite up to city code in order for tenant to get his Certificate of Occupancy.

Landlord to have HVAC checked and serviced once tenant receives electric.

Exhibit A is attached.

EXECUTED to be effective as of the date specified in the basic terms.

LANDLORD: Mid Sky LLC

Date: aprie 30, 2019

By: George R Jones Jr

Name: George R. Jones Jr.

Title: manager

TENANT:

By: Ashok Patel

Print Name: ASHOK PATEL

Title: CEO

Date: 4th April 2019

By: ______________________

Name: ______________________

Title: ______________________

Date: ______________________

Exhibit A

In addition to the terms and conditions outlined in the lease agreement the Landlord is responsible for maintenance and repair of the following:

1. Landlord is responsible for replacing the HVAC unit over the office area.
2. Landlord is responsible for ensuring the electrical wiring meets city code or standard both indoor and outdoor.
3. Landlord is responsible for compliance with the plumbing and replacing the toilets.
4. The Landlord will have the roof inspected and any and all leaks repaired.
5. Landlord to give a credit allowance of $2737.00 toward new flooring.
6. Landlord to give a credit allowance of $1425.00 for new paint.
7. Landlord to repair west wall in front of warehouse next to windows which is bowed.
8. The Landlord will repair and or replace the overhead door.
9. Landlord to repair the back door for security and close up hole.
10. Landlord to install dock bumpers along the dock.
11. Landlord to trim exterior trees and shrubs so as to prevent obstruction and is responsible for landscape of the building.
12. Landlord to strip signage area of putty and apply a new coat of paint.

Landlord Initials ____ Tenant Initials AP

LEASE ADDENDUM

CITYSPACE, INC.
6301 Gaston Ave. Suite #530
Dallas, Texas 75214
214-828-2700/ fax 214-828-2980

The undersigned hereby agrees to the lease addendum between:

Landlord:	Mid Sky LLC
Tenant:	Right On Brands
Premises:	3235 Skylane Dr., Suite 127, Carrollton, Texas 75006
Lease dated:	April 1, 2019

The terms and conditions of the lease will remain the same except:

The Landlord hereby grants the Tenant free rent for the month of April 2019.

The free rent is given in consideration of the Tenant's performance of the lease for this suite. Should the Tenant fail to pay rent in a timely manner more than once in a twelve month period or otherwise fail to perform all of the Tenant's responsibilities under the lease, this offer of free rent will be voided and this free rent will immediately become due and payable to the landlord.

Ashok Patel
Tenant

4th April 2019
Date

George Jones
Landlord

april 30, 2019
Date